UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01 Entry into a Material Definitive Agreement.

SusGlobal Energy Corp. (the "Company") entered into securities purchase agreements (the "SPAs") with two investors (the "Investors"). Although the SPAs were signed prior to November 3, 2021, the SPAs did not take effect until the Company received the purchase price due pursuant to the SPAs on that date.

SPAs and Notes

Pursuant to the SPAs, the Investors purchased 15% unsecured convertible promissory notes (the "Notes") in the aggregate principal amount totaling approximately $1,765,120 (the "Principal Amount") with such Principal Amount and any interest thereon convertible into shares of the Company's common stock (the "Common Stock") from time to time following notice of a Liquidity Event (as defined in the Notes). The Notes carried an original issue discount totaling approximately $265,120 which is included in the principal balance of the Notes. Thus, the total purchase price of the Notes was approximately $1,500,000.

The maturity date of the Notes is the earlier of (i) July 28, 2022, and (ii) the occurrence of a Liquidity Event (as defined in the Notes) (the " Maturity Date"). The final payment of the Principal Amount (and default interest, if any) shall be paid by the Company to the Investors on the Maturity Date. The Investors are entitled to, following notice of a Liquidity Event and up until the date of the Liquidity Event, convert all or any amount of the Principal Amount and any accrued but unpaid interest of the Notes into Common Stock, at a conversion price (the "Conversion Price") equal to the lesser of 70% (representing a 30% discount) multiplied by the price per share of the Common Stock at the public offering associated with the Liquidity Event.

The Company's transfer agent will reserve at least 1,905,000 shares of the Common Stock of the Company to be issued upon conversion of the Notes.

In respect of an Investor, in the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which such Investor is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined in the Note), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect.

The Company shall have the option to prepay the Notes at any time prior to the Maturity Date by paying a premium of 20% extra plus the principal, interest, and fees owed as of the prepayment date.

For so long as each Investor owns any shares of Common Stock issued upon the conversion of a Note (the "Conversion Shares"), the Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quoting system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Investor owns any of the Securities (as defined in the SPAs), shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note.

Pursuant to the Notes, the Company shall provide both Investors with the option to include on each registration statement that the Company files with the Securities and Exchange Commission (the "SEC") all shares issuable upon conversion of the Notes, subject to pro rata reductions of the shares being registered pursuant to comments of the staff of the SEC.

The Company is also subject to certain customary negative covenants under the Notes and the SPAs, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Notes or the Conversion Share.

Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act") provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the Notes for general working capital purposes.

Spartan Capital Securities, LLC acted as the placement agent for the Notes and received cash compensation of $70,000.

The Notes are a long-term debt obligation that is material to the Company. The Notes contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC and increases in the amount of the principal and interest rates under the Notes in the event of such defaults.

For example, in the event of default in the payment of: (A) the principal amount of any Note, or (B) interest, liquidated damages and other amounts owing to a holder on any Note, as and when the same shall become due and payable (whether on a conversion date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days (as defined in the Note), (i) the interest rate on the Note shall immediately accrue at an interest rate equal to 24% per annum which shall be paid in cash monthly to the holder until the Default is cured; and;  (ii) the Conversion Price shall be reset to 85% of the lowest VWAP (as defined in the Note) for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable conversion date.

The foregoing descriptions of the SPAs and the Notes are summaries and do not purport to be complete and are qualified in their entirety by reference to the text of the SPA and the Notes, the forms of which are filed as, respectively, Exhibits 4.1 and 10.1 hereto.

Consulting Agreements

The Company entered into Consulting Agreement with parties related to each of the Investors (the "Consulting Agreements"). The Consulting Agreements provide that the counterparty will serve as a consultant to the Company, performing such services needed and requested. The term of the Consulting Agreements are 6 months each, at which point the contract can be extended for another 6 months with the consent of both parties in writing.  For services rendered, the Company will pay one counterparty $50,000 in cash and will issue 62,500 restricted shares of Common Stock and will issue the other counterparty 10,000 restricted shares of Common Stock. Although the Consulting Agreements were signed prior to November 3, 2021, the Consulting Agreements did not take effect until the Company received the purchase price due pursuant to the SPAs on that date.

The shares to be issued pursuant to the Consulting Agreements will have anti-dilution protection for stock dividends and splits and recapitalizations or similar changes in the Common Stock, which may occur between the date of the execution of the Consulting Agreements and the Company's listing on a national securities exchange.

The foregoing description of the terms of the Consulting Agreements is a summary and does not purport to be complete and is qualified in its entirety by reference to the text of the Consulting Agreements, the form of which is filed as Exhibit 10.2 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the Investor and the Company; and (f) the Investor is an accredited investor.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Form of Promissory Note effective November 3, 2021
10.1	Form of Securities Purchase Agreement, effective November 3, 2021
10.2	Form of Consulting Agreement, effective November 3, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: November 9, 2021	By:	/s/ Marc Hazout
Marc Hazout Executive Chairman, President and Chief Executive Officer